Consent of Independent Registered Public Accounting Firm

     We have issued our report dated August 20, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 352 as of June 30, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP



Chicago, Illinois
October 25, 2004